Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Third Quarter 2012 Financial Results

ORLANDO, Fla. – Oct. 18, 2012 – Today, Marriott Vacations Worldwide Corporation (NYSE: VAC), the leading global pure-play vacation ownership company, reported third quarter 2012 financial results and updated the company’s full-year guidance for 2012 based upon continued positive trends in its North America segment.

Third Quarter 2012 highlights include:

•

Adjusted EBITDA, as adjusted for organizational and separation related costs in connection with the company’s spin-off from Marriott International, Inc. (the “Spin-Off”), totaled $33 million, a $17 million increase from the third quarter of 2011, on an adjusted pro forma basis.

•	North America segment contract sales increased 13 percent to $143 million; volume per guest (VPG) increased 19 percent year-over-year to $3,051.

•

Adjusted development margin increased to 20.9 percent in the third quarter of 2012 from 9.0 percent in the third quarter of 2011; North America adjusted development margin increased to 23.8 percent from 9.3 percent in the third quarter of 2011.

•	Adjusted fully diluted earnings per share (EPS) in the third quarter were $0.23.

•	Organizational and separation plan related to the Spin-Off is expected to drive $15 million to $20 million of annualized savings by 2014.

•	The company is raising full-year guidance for Adjusted EBITDA as adjusted to $130 million to $140 million and Adjusted EPS to $1.17 to $1.31.

Third quarter 2012 reported net income totaled $6 million, or $0.17 per diluted share, compared to reported net loss of $221 million in the third quarter of 2011. Results for 2011 reflected pre-tax non-cash impairment charges and reversals of $320 million. Reported development margin increased to 16.6 percent in the third quarter of 2012 from 3.5 percent in the third quarter of 2011.

Third quarter 2012 adjusted net income totaled $8 million, a $5 million increase from $3 million of adjusted net income on a pro forma basis in the third quarter of 2011. Third quarter 2012 adjusted results exclude $3 million of pre-tax charges related to organizational and separation related efforts. Third quarter 2011 adjusted results include $18 million of pre-tax pro forma adjustments to reflect the company’s position as if it were a standalone, public company since the beginning of 2011 rather than from the date of the Spin-Off in November 2011. Results for 2011 also exclude $320 million of pre-tax

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Marriott Vacations Worldwide Reports Third Quarter 2012 Financial Results / 2

non-cash impairment charges and reversals and $5 million of pre-tax charges comprised of costs related to Americans with Disabilities Act (“ADA”) compliance, Hurricane Irene damage at a resort in the Bahamas and claims asserted related to a Luxury segment project. In addition, adjusted development margin is adjusted for the impact of revenue reportability.

Non-GAAP financial measures, such as Adjusted EBITDA (earnings before interest expense, taxes, depreciation and amortization) as adjusted, Adjusted EBITDA on an adjusted pro forma basis, adjusted net income, adjusted net income on a pro forma basis and adjusted development margin are reconciled in the Press Release Schedules that follow. Adjustments are shown on schedule A-1 and described in further detail on schedule A-18.

“Our strong third quarter performance continues to underscore the successful execution of our top-line growth and margin expansion strategies. In our key North America segment, we again generated solid year-over-year growth in contract sales, VPG and development margin,” said Stephen P. Weisz, president and chief executive officer. “In connection with our separation efforts from Marriott International and related evaluation of our organizational structure, we expect to drive $15 million to $20 million of annualized cost savings by 2014.”

Weisz concluded, “Given three consecutive quarters of strong performance and a positive outlook for the fourth quarter, we are raising our full year Adjusted EBITDA as adjusted guidance to $130 million to $140 million from $115 million to $125 million.”

Third Quarter 2012 Results

For the third quarter, which ended September 7, 2012, total revenues were $383 million, including $78 million in cost reimbursements. Total revenues increased $5 million from the third quarter of 2011 reflecting higher rental revenues, resort management and other services revenues and cost reimbursements. These increases were partially offset by lower financing revenues from lower interest income on a declining vacation ownership notes receivable portfolio and lower revenues from the sale of vacation ownership products due to lower revenue reportability.

Total company-owned contract sales were $171 million, a 4 percent increase from $164 million in the third quarter of 2011, driven by a 13 percent increase in contract sales in the North America segment, partially offset by lower contract sales in the Europe, Luxury and Asia Pacific segments.

Development margin as reported was $24 million, a $19 million increase from the third quarter of 2011. This increase was driven by higher total company-owned contract sales, reductions in the cost of vacation ownership products mainly from favorable product cost true-up activity totaling $13 million, and lower marketing and sales expenses, partially offset by the impact of lower revenue reportability year-over-year.

Reported development margin increased 13.1 percentage points to 16.6 percent in the third quarter of 2012 from 3.5 percent in the prior year quarter. Excluding the impacts of revenue reportability, primarily

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Marriott Vacations Worldwide Reports Third Quarter 2012 Financial Results / 3

in the North America segment, and other charges, adjusted development margin increased 11.9 percentage points to 20.9 percent in the third quarter of 2012 from 9.0 percent in the third quarter of 2011. The impact of revenue reportability and other charges is illustrated on schedules A-12 through A-15.

Rental revenues totaled $57 million, an 8 percent increase from the third quarter of 2011, reflecting higher demand for rental inventory. Transient keys rented increased 11 percent on a company-wide basis, as additional available keys to rent were higher as more owners elected to exchange Marriott Vacation Club Destination points for alternative usage options. Rental revenue net of expenses was a loss of $1 million, a $1 million improvement from the third quarter of 2011, reflecting higher redemption costs associated with Marriott Rewards points issued prior to the Spin-Off, which partially offset the increase in revenues.

Resort management and other services revenues totaled $60 million, a 5 percent increase over the third quarter of 2011, reflecting higher annual fees in connection with the company’s Marriott Vacation Club Destinations program. The company generated $12 million of resort management and other services revenues, net of expenses, a $2 million increase from the third quarter of 2011.

Adjusted EBITDA, as adjusted for organizational and separation related costs and other charges, was $33 million in the third quarter of 2012, an increase of $17 million from Adjusted EBITDA on a pro forma basis of $16 million in the third quarter of 2011. Third quarter 2012 reported net income totaled $6 million compared to reported net loss of $221 million in the third quarter of 2011.

Segment Results

North America

Total North America contract sales increased $15 million, or 13 percent, to $143 million in the third quarter of 2012. VPG increased 19 percent to $3,051 in the third quarter of 2012 from $2,560 in the third quarter of 2011, driven by higher pricing and improved closing efficiency.

Revenues from the sale of vacation ownership products increased $12 million to $122 million in the third quarter, driven mainly by the $15 million increase in contract sales and $5 million in lower vacation ownership notes receivable reserve activity due to improved default and delinquency activity, offset partially by $8 million of lower year-over-year revenue reportability. The $8 million of lower revenue reportability included $6 million of unfavorable revenue reportability in the third quarter of 2011 compared to $14 million of unfavorable revenue reportability in the third quarter of 2012 resulting from certain financed sales not having met the downpayment requirement for revenue recognition purposes by the end of the quarter. Reported development margin increased 14.4 percentage points to 20.5 percent in the third quarter of 2012 as compared to 6.1 percent in the prior year quarter. Excluding the impact of revenue reportability and other charges, adjusted development margin increased 14.5 percentage points to 23.8 percent in the third quarter of 2012 from 9.3 percent in the third quarter of 2011. The impact of revenue reportability is illustrated on schedules A-14 through A-15.

Third quarter 2012 North America adjusted segment results increased $19 million to $71 million from $52 million in adjusted segment results on a pro forma basis in the third quarter of 2011. The increase was

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Marriott Vacations Worldwide Reports Third Quarter 2012 Financial Results / 4

driven by $18 million of higher development margin and $5 million of higher resort management and other services revenues, net of expenses. These increases were partially offset by $1 million of lower rental revenues net of expenses resulting from higher than expected redemption costs associated with Marriott Rewards points issued prior to the Spin-Off, and $3 million of lower financing revenues from a declining notes receivable portfolio.

The increase in development margin primarily reflected $12 million of higher favorable product cost true-up activity as well as the impact of higher contract sales, lower vacation ownership notes receivable reserve activity and lower marketing and sales expenses, partially offset by the impact of revenue reportability year-over-year. The favorable product cost true-up activity related mainly to higher revenues the company expects to generate over the life of the projects, as it aligned its assumptions around future price increases with the increases it has been able to achieve since the launch of the points program two years ago. To a lesser extent, the product cost true-up activity also reflects lower overall development costs on projects the company is completing.

Reported North America segment financial results increased $17 million year-over-year to $70 million in the third quarter of 2012.

Luxury and Europe

As the Luxury and Europe segments continue to sell through their remaining inventory, combined third quarter 2012 gross contract sales declined $17 million to $13 million, primarily driven by $12 million of lower joint venture contract sales in the Luxury segment. Adjusted segment results for Luxury and Europe were break-even in the third quarter, a $1 million decrease from 2011, reflecting the impact of lower contract sales partially offset by lower marketing and sales expenses. Reported Luxury and Europe combined segment financial results increased $113 million in the third quarter of 2012, as 2011 results included $111 million of pre-tax non-cash impairment charges and reversals.

Asia Pacific

Asia Pacific contract sales declined $3 million to $15 million in the third quarter of 2012. Total revenues declined $2 million to $20 million and segment results declined $1 million to $1 million in the third quarter of 2012 from the third quarter of 2011 primarily reflecting lower revenues from the sale of vacation ownership products.

Organizational and Separation Plan

In connection with its continued organizational and separation related activities, the company expects the total future spending for these efforts will be approximately $30 million to $35 million, with costs being incurred in 2012 through 2014. This includes work to complete its separation from Marriott International, Inc., including discontinuing certain technology, human resources and other administrative services currently being performed under transitional service agreements, as well as costs to improve overall organizational effectiveness. The company anticipates annualized savings associated with these efforts to be between $15 million and $20 million, with the full benefit being realized by 2014.

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Marriott Vacations Worldwide Reports Third Quarter 2012 Financial Results / 5

Balance Sheet and Liquidity

On September 7, 2012, cash and cash equivalents totaled $212 million. Since the end of 2011, real estate inventory balances declined $62 million to $891 million, including $440 million of finished goods, $164 million of work-in-process and $287 million of land and infrastructure. The company had $793 million in corporate level debt outstanding at the end of the third quarter of 2012, a decline of $57 million from year-end 2011, including $790 million in non-recourse securitized notes. The company had $195 million in available capacity under its revolving credit facility after taking into account letters of credit and $47 million of vacation ownership notes receivable eligible for securitization.

Outlook

For the full year 2012, the company is increasing its Adjusted EBITDA as adjusted, adjusted net income and adjusted fully diluted earnings per share guidance based upon three quarters of positive trends in company development margin improvement and higher North America contract sales and VPG. North America contract sales are expected to increase between 12 percent and 14 percent on a full year basis; however, the company is reducing its gross contract sales growth guidance to reflect the impact of closing sales centers in the Asia Pacific segment as well as its decision to sell the remaining luxury inventory through the North America points program.

	Current Guidance	Previous Guidance
Adjusted EBITDA as adjusted	$130 million to $140 million	$115 million to $125 million
Gross contract sales growth	2 percent to 4 percent	4 percent to 8 percent
North America contract sales growth	12 percent to 14 percent	n/a
Adjusted net income	$42 million to $47 million	$37 million to $43 million
Adjusted fully diluted earnings per share	$1.17 to $1.31	$1.03 to $1.17
Adjusted free cash flow	$130 million to 145 million	$130 million to $145 million

See schedule A-17 for a reconciliation of Adjusted EBITDA and adjusted free cash flow.

Third Quarter 2012 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (877) 941-0844 or (480) 629-9835 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4564288. The webcast will also be available on the company’s website for 90 days following the call.

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Marriott Vacations Worldwide Reports Third Quarter 2012 Financial Results / 6

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is the leading global pure-play vacation ownership company. Through a Spin-Off in late 2011, Marriott Vacations Worldwide was established as a separate, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and more than 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in our Annual Report on 10-K for the year ended December 30, 2011 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of October 18, 2012 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Press Release Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 3, 2012

TABLE OF CONTENTS

Consolidated Statements of Operations - 12 Weeks Ended September 7, 2012 and September 9, 2011	A-1
Consolidated Statements of Operations - 36 Weeks Ended September 7, 2012 and September 9, 2011	A-2
North America Segment Financial Results - 12 Weeks Ended September 7, 2012 and September 9, 2011	A-3
North America Segment Financial Results - 36 Weeks Ended September 7, 2012 and September 9, 2011	A-4
Luxury Segment Financial Results - 12 Weeks Ended September 7, 2012 and September 9, 2011	A-5
Luxury Segment Financial Results - 36 Weeks Ended September 7, 2012 and September 9, 2011	A-6
Europe Segment Financial Results - 12 Weeks Ended September 7, 2012 and September 9, 2011	A-7
Europe Segment Financial Results - 36 Weeks Ended September 7, 2012 and September 9, 2011	A-8
Asia Pacific Segment Financial Results - 12 Weeks Ended September 7, 2012 and September 9, 2011	A-9
Asia Pacific Segment Financial Results - 36 Weeks Ended September 7, 2012 and September 9, 2011	A-10
Corporate and Other Financial Results - 12 Weeks and 36 Weeks Ended September 7, 2012 and September 9, 2011	A-11

Consolidated Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended September 7, 2012 and September 9, 2011

A-12

Consolidated Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 36 Weeks Ended September 7, 2012 and September 9, 2011

A-13

North America Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended September 7, 2012 and September 9, 2011

A-14

North America Gross Company-Owned Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) - 36 Weeks Ended September 7, 2012 and September 9, 2011

A-15
EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA - 12 Weeks and 36 Weeks Ended September 7, 2012 and September 9, 2011	A-16
EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow - 2012 Outlook	A-17
Non-GAAP Financial Measures	A-18
Interim Consolidated Balance Sheets	A-20
Interim Consolidated Statements of Cash Flows	A-21

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

12 Weeks Ended September 7, 2012 and September 9, 2011

(In millions, except per share amounts)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 12 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$146	$—	$146	$147	$—	$—	$147
Resort management and other services	60	—	60	57	—	—	57
Financing	35	—	35	39	—	—	39
Rental	57	—	57	53	—	—	53
Other	7	—	7	5	—	—	5
Cost reimbursements	78	—	78	77	—	—	77

Total revenues	383	—	383	378	—	—	378

Expenses
Cost of vacation ownership products	42	—	42	61	(5)	—	56
Marketing and sales	80	—	80	81	—	—	81
Resort management and other services	48	(1)	47	47	—	—	47
Financing	5	—	5	6	—	—	6
Rental	58	—	58	55	—	—	55
Other	3	—	3	5	—	—	5
General and administrative	22	(2)	20	18	—	—	18
Interest	15	—	15	10	—	4	14
Royalty fee	14	—	14	—	—	14	14
Impairment	—	—	—	324	(324)	—	—
Cost reimbursements	78	—	78	77	—	—	77

Total expenses	365	(3)	362	684	(329)	18	373

Impairment reversals on equity investment	—	—	—	4	(4)	—	—

Income before income taxes	18	3	21	(302)	325	(18)	5
Provision for income taxes	(12)	(1)	(13)	81	(91)	8	(2)

Net income	$6	$2	$8	$(221)	$234	$(10)	$3

Earnings per share - Basic	$0.18		$0.25

Earnings per share - Diluted	$0.17		$0.23

Basic Shares	34.4		34.4
Diluted Shares	36.2		36.2

	As Reported 12 Weeks Ended September 7, 2012			As Reported 12 Weeks Ended September 9, 2011	Cancellation Reversal		Gross Contract Sales 12 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$171			$163	$—		$163
Residential products	—			1	—		1

Total company-owned contract sales	171			164	—		164

Joint Venture
Vacation ownership	—			2	—		2
Residential products	—			10	—		10

Subtotal	—			12	—		12
Cancellation reversal	—			3	(3)		—

Total joint venture contract sales	—			15	(3)		12

Total contract sales	$171			$179	$(3)		$176

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

36 Weeks Ended September 7, 2012 and September 9, 2011

(In millions, except per share amounts)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 36 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$425	$—	$425	$442	$—	$—	$442
Resort management and other services	176	—	176	165	—	—	165
Financing	106	—	106	119	—	—	119
Rental	167	—	167	148	—	—	148
Other	21	—	21	20	—	—	20
Cost reimbursements	243	—	243	235	—	—	235

Total revenues	1,138	—	1,138	1,129	—	—	1,129

Expenses
Cost of vacation ownership products	141	—	141	177	(6)	—	171
Marketing and sales	232	(1)	231	235	(2)	—	233
Resort management and other services	141	(1)	140	138	—	—	138
Financing	18	—	18	19	—	—	19
Rental	158	—	158	149	—	—	149
Other	8	—	8	9	—	—	9
General and administrative	69	(10)	59	56	—	—	56
Interest	42	—	42	32	—	10	42
Royalty fee	41	—	41	—	—	43	43
Impairment	—	—	—	324	(324)	—	—
Cost reimbursements	243	—	243	235	—	—	235

Total expenses	1,093	(12)	1,081	1,374	(332)	53	1,095

Impairment reversals on equity investment	2	(2)	—	4	(4)	—	—

Income before income taxes	47	10	57	(241)	328	(53)	34
Provision for income taxes	(24)	(4)	(28)	55	(92)	20	(17)

Net income	$23	$6	$29	$(186)	$236	$(33)	$17

Earnings per share - Basic	$0.68		$0.87

Earnings per share - Diluted	$0.65		$0.83

Basic Shares	34.2		34.2
Diluted Shares	36.0		36.0
	As Reported 36 Weeks Ended September 7, 2012			As Reported 36 Weeks Ended September 9, 2011	Cancellation Reversal		Gross Contract Sales 36 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$493			$463	$—		$463
Residential products	—			3	—		3

Subtotal	493			466	—		466
Cancellation reversal	—			1	(1)		—

Total company-owned contract sales	493			467	(1)		466

Joint Venture
Vacation ownership	—			8	—		8
Residential products	—			10	—		10

Subtotal	—			18	—		18
Cancellation reversal	—			3	(3)		—

Total joint venture contract sales	—			21	(3)		18

Total contract sales	$493			$488	$(4)		$484

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 12 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$122	$—	$122	$110	$—	$—	$110
Resort management and other services	47		47	43			43
Financing	32		32	35			35
Rental	46		46	42			42
Other	6		6	5			5
Cost reimbursements	61		61	58			58

Total revenues	314	—	314	293	—	—	293

Expenses
Cost of vacation ownership products	36	—	36	46	(1)		45
Marketing and sales	61	—	61	58			58
Resort management and other services	34	(1)	33	34			34
Rental	46		46	41			41
Other	2		2	2			2
General and administrative	1	—	1	1			1
Royalty fee	3		3	—		2	2
Cost reimbursements	61		61	58			58

Total expenses	244	(1)	243	240	(1)	2	241

Segment financial results	$70	$1	$71	$53	$1	$(2)	$52

	As Reported 12 Weeks Ended September 7, 2012			As Reported 12 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$143			$127
Residential products	—			1

Total company-owned contract sales	$143			$128

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

36 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 36 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$355	$—	$355	$339	$—	$—	$339
Resort management and other services	136	—	136	125	—	—	125
Financing	97	—	97	108	—	—	108
Rental	144	—	144	124	—	—	124
Other	20	—	20	19	—	—	19
Cost reimbursements	185	—	185	176	—	—	176

Total revenues	937	—	937	891	—	—	891

Expenses
Cost of vacation ownership products	120	—	120	135	(1)	—	134
Marketing and sales	178	—	178	171	(1)	—	170
Resort management and other services	101	(1)	100	100	—	—	100
Rental	125	—	125	111	—	—	111
Other	7	—	7	8	—	—	8
General and administrative	2	—	2	2	—	—	2
Royalty fee	6	—	6	—	—	6	6
Cost reimbursements	185	—	185	176	—	—	176

Total expenses	724	(1)	723	703	(2)	6	707

Segment financial results	$213	$1	$214	$188	$2	$(6)	$184

	As Reported 36 Weeks Ended September 7, 2012			As Reported 36 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$414			$364
Residential products	—			2

Total company-owned contract sales	$414			$366

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

LUXURY SEGMENT

12 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 12 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$—	$—	$—	$6	$—	$—	$6
Resort management and other services	4		4	5			5
Financing	1		1	2			2
Rental	1		1	1			1
Cost reimbursements	9		9	10			10

Total revenues	15	—	15	24	—	—	24

Expenses
Cost of vacation ownership products	—		—	6	(4)		2
Marketing and sales	1		1	5			5
Resort management and other services	6		6	6			6
Rental	4		4	5			5
Other	—		—	1			1
Impairment	—		—	113	(113)		—
Cost reimbursements	9		9	10			10

Total expenses	20	—	20	146	(117)	—	29

Impairment reversals on equity investment	—		—	4	(4)		—

Segment financial results	$(5)	$—	$(5)	$(118)	$113	$—	$(5)

	As Reported 12 Weeks Ended September 7, 2012			As Reported 12 Weeks Ended September 9, 2011	Cancellation Reversal		Gross Contract Sales 12 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$(1)			$3	$—		$3

Total company-owned contract sales	(1)			3	—		3

Joint Venture
Vacation ownership	—			2	—		2
Residential products	—			10	—		10

Subtotal	—			12	—		12
Cancellation reversal	—			3	(3)		—

Total joint venture contract sales	—			15	(3)		12

Total contract sales	$(1)			$18	$(3)		$15

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

LUXURY SEGMENT

36 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 36 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$4	$—	$4	$20	$—	$—	$20
Resort management and other services	17	—	17	17	—	—	17
Financing	3	—	3	5	—	—	5
Rental	3	—	3	3	—	—	3
Other	—	—	—	1	—	—	1
Cost reimbursements	32	—	32	33	—	—	33

Total revenues	59	—	59	79	—	—	79

Expenses
Cost of vacation ownership products	1	—	1	14	(5)	—	9
Marketing and sales	5	(1)	4	11	(1)	—	10
Resort management and other services	20	—	20	20	—	—	20
Rental	13	—	13	16	—	—	16
Other	—	—	—	1	—	—	1
General and administrative	1	—	1	2	—	—	2
Impairment	—	—	—	113	(113)	—	—
Cost reimbursements	32	—	32	33	—	—	33

Total expenses	72	(1)	71	210	(119)	—	91

Impairment reversals on equity investment	2	(2)	—	4	(4)	—	—

Segment financial results	$(11)	$(1)	$(12)	$(127)	$115	$—	$(12)

	As Reported 36 Weeks Ended September 7, 2012			As Reported 36 Weeks Ended September 9, 2011	Cancellation Reversal		Gross Contract Sales 36 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$5			$12	$—		$12
Residential products	—			1	—		1

Subtotal	5			13	—		13
Cancellation reversal	—			1	(1)		—

Total company-owned contract sales	5			14	(1)		13

Joint Venture
Vacation ownership	—			8	—		8
Residential products	—			10	—		10

Subtotal	—			18	—		18
Cancellation reversal	—			3	(3)		—

Total joint venture contract sales	—			21	(3)		18

Total contract sales	$5			$35	$(4)		$31

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 12 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$10	$—	$10	$14	$—	$—	$14
Resort management and other services	8		8	8			8
Financing	1		1	1			1
Rental	8		8	9			9
Other	1		1	—			—
Cost reimbursements	6		6	7			7

Total revenues	34	—	34	39	—	—	39

Expenses
Cost of vacation ownership products	1		1	3			3
Marketing and sales	8		8	8			8
Resort management and other services	7		7	7			7
Rental	5		5	6			6
Other	1		1	1			1
General and administrative	1		1	—			—
Royalty fee	—		—	—		1	1
Impairment	—		—	2	(2)		—
Cost reimbursements	6		6	7			7

Total expenses	29	—	29	34	(2)	1	33

Segment financial results	$5	$—	$5	$5	$2	$(1)	$6

	As Reported 12 Weeks Ended September 7, 2012			As Reported 12 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$14			$15

Total company-owned contract sales	$14			$15

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

36 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 36 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$26	$—	$26	$36	$—	$—	$36
Resort management and other services	20	—	20	21	—	—	21
Financing	3	—	3	3	—	—	3
Rental	15	—	15	16	—	—	16
Other	1	—	1	—	—	—	—
Cost reimbursements	18	—	18	19	—	—	19

Total revenues	83	—	83	95	—	—	95

Expenses
Cost of vacation ownership products	6	—	6	10	—	—	10
Marketing and sales	21	—	21	22	—	—	22
Resort management and other services	18	—	18	17	—	—	17
Rental	13	—	13	14	—	—	14
Other	1	—	1	1	—	—	1
General and administrative	1	—	1	1	—	—	1
Royalty fee	—	—	—	—	—	1	1
Impairment	—	—	—	2	(2)	—	—
Cost reimbursements	18	—	18	19	—	—	19

Total expenses	78	—	78	86	(2)	1	85

Segment financial results	$5	$—	$5	$9	$2	$(1)	$10

	As Reported 36 Weeks Ended September 7, 2012			As Reported 36 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$31			$38

Total company-owned contract sales	$31			$38

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 12 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$14	$—	$14	$17	$—	$—	$17
Resort management and other services	1		1	1			1
Financing	1		1	1			1
Rental	2		2	1			1
Cost reimbursements	2		2	2			2

Total revenues	20	—	20	22	—	—	22

Expenses
Cost of vacation ownership products	3		3	4			4
Marketing and sales	10		10	10			10
Resort management and other services	1		1	—			—
Rental	3		3	3			3
General and administrative	—		—	1			1
Cost reimbursements	2		2	2			2

Total expenses	19	—	19	20	—	—	20

Segment financial results	$1	$—	$1	$2	$—	$—	$2

	As Reported 12 Weeks Ended September 7, 2012			As Reported 12 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$15			$18

Total company-owned contract sales	$15			$18

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

36 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 36 Weeks Ended September 9, 2011**
Revenues
Sale of vacation ownership products	$40	$—	$40	$47	$—	$—	$47
Resort management and other services	3	—	3	2	—	—	2
Financing	3	—	3	3	—	—	3
Rental	5	—	5	5	—	—	5
Cost reimbursements	8	—	8	7	—	—	7

Total revenues	59	—	59	64	—	—	64

Expenses
Cost of vacation ownership products	9	—	9	14	—	—	14
Marketing and sales	28	—	28	31	—	—	31
Resort management and other services	2	—	2	1	—	—	1
Rental	7	—	7	8	—	—	8
General and administrative	1	—	1	1	—	—	1
Royalty fee	1	—	1	—	—	1	1
Cost reimbursements	8	—	8	7	—	—	7

Total expenses	56	—	56	62	—	1	63

Segment financial results	$3	$—	$3	$2	$—	$(1)	$1

	As Reported 36 Weeks Ended September 7, 2012			As Reported 36 Weeks Ended September 9, 2011
Contract Sales
Company-Owned
Vacation ownership	$43			$49

Total company-owned contract sales	$43			$49

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks and 36 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 12 Weeks Ended September 9, 2011**
Expenses
Cost of vacation ownership products	$2	$—	$2	$2		$—	$2
Financing	5		5	6			6
Other	—		—	1			1
General and administrative	20	(2)	18	16			16
Interest	15		15	10		4	14
Royalty fee	11		11	—		11	11
Impairment	—		—	209	(209)		—

Total expenses	53	(2)	51	244	(209)	15	50

Financial results	$(53)	$2	$(51)	$(244)	$209	$(15)	$(50)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	As Adjusted Pro-Forma 36 Weeks Ended September 9, 2011**
Expenses
Cost of vacation ownership products	$5	$—	$5	$4	$—	$—	$4
Financing	18	—	18	19	—	—	19
Other	—	—	—	(1)	—	—	(1)
General and administrative	64	(10)	54	50	—	—	50
Interest	42	—	42	32	—	10	42
Royalty fee	34	—	34	—	—	35	35
Impairment	—	—	—	209	(209)	—	—

Total expenses	163	(10)	153	313	(209)	45	149

Financial results	$(163)	$10	$(153)	$(313)	$209	$(45)	$(149)

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically identifiable to an individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	September 7, 2012	September 9, 2011
Gross company-owned contract sales[1]
Vacation ownership	$171	$163
Residential products	—	1

Subtotal	171	164

Revenue recognition adjustments:
Reportability [2]	(16)	(7)
Sales Reserve[3]	(6)	(7)
Other[4]	(3)	(3)

Sale of vacation ownership products	$146	$147

[1]	Gross company-owned contract sales excludes sales generated under a marketing sales arrangement with a joint venture and cancellation (allowances) reversals.
[2]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[3]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for First Day Benefits that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 9, 2011**
Sale of vacation ownership products	$146	$16	$162	$147	$—	$7	$154
Less:
Cost of vacation ownership products	42	6	48	61	(5)	3	59
Marketing and sales	80	1	81	81	—	—	81

Development margin	$24	$9	$33	$5	$5	$4	$14

Development margin percentage[1]	16.6%		20.9%	3.5%			9.0%

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	36 Weeks Ended
	September 7, 2012	September 9, 2011
Gross company-owned contract sales[1]
Vacation ownership	$493	$463
Residential products	—	3

Subtotal	493	466

Revenue recognition adjustments:
Reportability [2]	(30)	6
Sales Reserve[3]	(29)	(21)
Other[4]	(9)	(9)

Sale of vacation ownership products	$425	$442

[1]	Gross company-owned contract sales excludes sales generated under a marketing sales arrangement with a joint venture and cancellation (allowances) reversals.
[2]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[3]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment for First Day Benefits that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 9, 2011**
Sale of vacation ownership products	$425	$—	$30	$455	$442	$—	$(6)	$436
Less:
Cost of vacation ownership products	141	—	11	152	177	(6)	(2)	169
Marketing and sales	232	(1)	2	233	235	(2)	(1)	232

Development margin	$52	$1	$17	$70	$30	$8	$(3)	$35

Development margin percentage[1]	12.3%			15.4%	6.8%			7.9%

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	September 7, 2012	September 9, 2011
Gross company-owned contract sales
Vacation ownership	$143	$127
Residential products	—	1

Subtotal	143	128

Revenue recognition adjustments:
Reportability [1]	(14)	(6)
Sales Reserve [2]	(4)	(9)
Other [3]	(3)	(3)

Sale of vacation ownership products	$122	$110

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[2]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for First Day Benefits that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended September 9, 2011**
Sale of vacation ownership products	$122	$14	$136	$110	$—	$6	$116
Less:
Cost of vacation ownership products	36	6	42	46	(1)	3	48
Marketing and sales	61	1	62	58	—	—	58

Development margin	$25	$7	$32	$6	$1	$3	$10

Development margin percentage[1]	20.5%		23.8%	6.1%			9.3%

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA GROSS COMPANY-OWNED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	36 Weeks Ended
	September 7, 2012	September 9, 2011
Gross company-owned contract sales
Vacation ownership	$414	$364
Residential products	—	2

Subtotal	414	366

Revenue recognition adjustments:
Reportability [1]	(29)	6
Sales Reserve [2]	(21)	(24)
Other [3]	(9)	(9)

Sale of vacation ownership products	$355	$339

[1]	Adjustment for lack of required downpayment, contract sales in rescission period, or percentage completion accounting on company-owned contract sales.
[2]	Represents additional reserve for current year financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for First Day Benefits that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 36 Weeks Ended September 7, 2012	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Revenue Recognition Reportability Adjustment	As Adjusted 36 Weeks Ended September 9, 2011**
Sale of vacation ownership products	$355	$29	$384	$339	$—	$(6)	$333
Less:
Cost of vacation ownership products	120	11	131	135	(1)	(2)	132
Marketing and sales	178	2	180	171	(1)	(1)	169

Development margin	$57	$16	$73	$33	$2	$(3)	$32

Development margin percentage[1]	16.0%		18.9%	9.7%			9.5%

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA, ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

12 Weeks and 36 Weeks Ended September 7, 2012 and September 9, 2011

($ in millions)

	As Reported 12 Weeks Ended September 7, 2012	Other Charges	As Adjusted 12 Weeks Ended September 7, 2012**	As Reported 12 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	Pro-Forma 12 Weeks Ended September 9, 2011**

Net income	$6	$2	$8	$(221)	$234	$(10)	$3
Interest expense	15	—	15	10	—	4	14
Tax provision	12	1	13	(81)	91	(8)	2
Depreciation and amortization	7	—	7	8	—	—	8

EBITDA**	40	3	43	(284)	325	(14)	27

Impairment charges:
Impairments	—	—	—	324	(324)	—	—
Impairment reversals on equity investment	—	—	—	(4)	4	—	—
Consumer financing interest expense	(10)	—	(10)	(10)	—	(1)	(11)

Adjusted EBITDA**	$30	$3	$33	$26	$5	$(15)	$16

	As Reported 36 Weeks Ended September 7, 2012	Other Charges	As Adjusted 36 Weeks Ended September 7, 2012**	As Reported 36 Weeks Ended September 9, 2011	Other Charges	Pro-Forma	Pro-Forma 36 Weeks Ended September 9, 2011**
Net income	$23	$6	$29	$(186)	$236	$(33)	$17
Interest expense	42	—	42	32	—	10	42
Tax provision	24	4	28	(55)	92	(20)	17
Depreciation and amortization	21	—	21	25	—	—	25

EBITDA**	110	10	120	(184)	328	(43)	101

Impairment charges:
Impairments	—	—	—	324	(324)	—	—
Impairment reversals on equity investment	(2)	2	—	(4)	4	—	—
Consumer financing interest expense	(30)	—	(30)	(32)	—	(3)	(35)

Adjusted EBITDA**	$78	$12	$90	$104	$8	$(46)	$66

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2012 EBITDA and ADJUSTED EBITDA OUTLOOK

($ in millions)

	Fiscal Year 2012 (low)	Fiscal Year 2012 (high)
Adjusted net income	$42	$47
Interest expense	58	59
Tax provision	40	45
Depreciation and amortization	31	31

EBITDA, as adjusted**	$171	$182
Consumer financing interest expense	(41)	(42)

Adjusted EBITDA, as adjusted**	$130	$140

Adjusted earnings per share - Diluted	$1.17	$1.31
Diluted shares	36.2	36.2

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2012 ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Fiscal Year 2012 (low)	Fiscal Year 2012 (high)
Adjusted net income	$42	$47
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Organizational and separation related and other charges	(24)	(20)
Other	192	196

Net cash provided by operating activities	210	223
Less: Capital expenditures for property and equipment	(20)	(18)

Free Cash Flow**	190	205
Borrowings from securitization transactions
Bonds payable on securitized vacation ownership notes receivable	238	238
Warehouse Credit Facility [1]	107	112

Subtotal	345	350
Repayment of debt related to securitizations	(405)	(410)

Net Securitization Activity	(60)	(60)

Adjusted Free Cash Flow**	$130	$145

**	Denotes non-GAAP financial measures. Please see pages A-18 and A-19 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Assumes securitization of eligible notes through the Warehouse Credit Facility at year end.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we refer to (identified by a double asterisk (“**”) on the preceding pages). Although management evaluates and presents these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income and Adjusted Pro Forma Net Income. Management evaluates non-GAAP financial measures that (1) exclude charges incurred in the 12 weeks and 36 weeks ended September 7, 2012 and September 9, 2011, including non-cash impairment charges and other charges, and (2) include pro forma adjustments for the 12 weeks and 36 weeks ended September 9, 2011 to reflect results as if the company were a stand alone public company in such period, because those non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP financial measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other vacation ownership companies.

Other Charges - 12 weeks and 36 weeks ended September 7, 2012. In our 12 weeks ended September 7, 2012 Statements of Operations, we recorded $3 million of pre-tax charges comprised of $3 million of organizational and separation related costs ($2 million under the “General and administrative” caption and $1 million under the “Resort management and other services” caption). In our 36 weeks ended September 7, 2012 Statements of Operations, we recorded $12 million of pre-tax charges comprised of $10 million of organizational and separation related costs ($8 million under the “General and administrative” caption, $1 million under the “Marketing and sales” caption, and $1 million under the “Resort management and other services” caption) and $2 million for claims asserted related to a Luxury segment project under the “General and administrative” caption.

Other Charges - 12 weeks and 36 weeks ended September 9, 2011. In our 12 weeks ended September 9, 2011 Statements of Operations, we recorded $5 million of pre-tax charges comprised of $3 million of costs related to Americans with Disabilities Act (“ADA”) compliance and Hurricane Irene damage at a resort in the Bahamas and $2 million for claims asserted related to a Luxury segment project, both captured under our “Cost of vacation ownership products” caption. In our 36 weeks ended September 9, 2011 Statements of Operations, we recorded $8 million of pre-tax charges comprised of $3 million of costs related to ADA compliance and Hurricane Irene damage at a resort in the Bahamas and $3 million for claims asserted related to a Luxury segment project, both captured under our “Cost of vacation ownership products” caption, and $2 million of severance costs under the “Marketing and sales” caption.

Non-cash Impairment Charges - 12 weeks and 36 weeks ended September 7, 2012. In our 12 weeks ended September 7, 2012 Statements of Operations, we did not record any non-cash impairment charges. In our 36 weeks ended September 7, 2012 Statements of Operations, we reversed $2 million related to our previously recorded impairment of an equity investment in a Luxury segment vacation ownership joint venture project, because the actual costs incurred to suspend the marketing and sales operations were lower than previously estimated, under the “Impairment reversals on equity investment” caption.

Non-cash Impairment Charges - 12 weeks and 36 weeks ended September 9, 2011. In preparation for the spin-off from Marriott International, management assessed the intended use of excess undeveloped land and built inventory and the current market conditions for those assets. On September 8, 2011, management approved a plan to accelerate cash flow through the monetization of certain excess undeveloped land in the United States, Mexico, and the Bahamas and to accelerate sales of excess built Luxury fractional and residential inventory. As a result, in accordance with the guidance for accounting for the impairment or disposal of long-lived assets, because the nominal cash flows from the planned land sales and the estimated fair values of the land and excess built Luxury inventory were less than their respective carrying values, we recorded a pre-tax non-cash impairment charge of $324 million in our 12 weeks and 36 weeks ended September 9, 2011 Statements of Operations under the “Impairment” caption. Additionally, in our 12 weeks and 36 weeks ended September 9, 2011 Statements of Operations, under the “Impairment reversals on equity investment” caption, we reversed nearly $4 million of a more than $16 million funding liability we originally recorded in 2009 related to a Luxury segment vacation ownership joint venture project, based on facts and circumstances surrounding the project, including favorable resolution of certain construction related claims and contingent obligations to refund certain deposits relating to sales that have subsequently closed.

Pro Forma Adjustments - 12 weeks and 36 weeks ended September 9, 2011. In our 12 weeks ended September 9, 2011 Statements of Operations, we included $18 million of pre-tax pro forma adjustments comprised of $14 million of royalty fees, $3 million of interest expense and $1 million of dividends on preferred stock. In our 36 weeks ended September 9, 2011 Statements of Operations, we included $53 million of pre-tax pro forma adjustments comprised of $43 million of royalty fees, $7 million of interest expense and $3 million of dividends on preferred stock.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES (cont.)

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). Management also evaluates Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Our Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to both the Cost of vacation ownership products expense and the Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for other charges itemized in our Adjusted Net Income and Adjusted Pro Forma Net Income non-GAAP financial measures explanation above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our ongoing core operations before the impact of revenue reportability and other charges on our Development margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA, a financial measure which is not prescribed or authorized by GAAP, reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of performance. Our Adjusted EBITDA excludes the impact of non-cash impairment charges or reversals and restructuring charges and includes the impact of interest expense associated with the debt from the Warehouse Credit Facility and from the securitization of our notes receivable in the term ABS market, which together we refer to as consumer financing interest expense. We deduct consumer financing interest expense in determining Adjusted EBITDA since the debt is secured by notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. We evaluate Adjusted EBITDA, which adjusts for these items, to allow for period-over-period comparisons of our ongoing core operations before material charges. Adjusted EBITDA is also useful in measuring our ability to service our non-securitized debt. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our ongoing operations with results from other vacation ownership companies.

Adjusted EBITDA as adjusted and Adjusted Pro Forma EBITDA as adjusted. Management also evaluates Adjusted EBITDA as adjusted and Adjusted Pro Forma EBITDA as adjusted, which reflect adjustments for other charges incurred in the 12 weeks and 36 weeks ended September 7, 2012 and September 9, 2011, and include pro forma adjustments for the 12 weeks and 36 weeks ended September 9, 2011, as itemized in our Adjusted Net Income and Adjusted Pro Forma Net Income non-GAAP financial measures explanation on page A-18. We evaluate Adjusted EBITDA as adjusted and Adjusted Pro Forma EBITDA as adjusted as indicators of operating performance because they allow for period-over-period comparisons of our ongoing core operations before the impact of material charges and reflect results as if we were a stand alone public company in each period.

Free Cash Flow. Management also evaluates Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment. Management considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including making acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

Adjusted Free Cash Flow. Management also evaluates Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment as well as the net activity related to our securitizations and our warehouse facility. Management considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including making acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited)
	September 7,	December 30,
	2012	2011
ASSETS
Cash and cash equivalents	$212	$110
Restricted cash (including $47 and $42 from VIEs, respectively)	72	81
Accounts and contracts receivable (including $5 and $0 from VIEs, respectively)	121	105
Notes receivable (including $834 and $910 from VIEs, respectively)	1,065	1,149
Inventory	897	959
Property and equipment	272	285
Other (including $0 and $6 from VIEs, respectively)	107	157

Total Assets	$2,746	$2,846

LIABILITIES AND EQUITY
Accounts payable	$79	$145
Advance deposits	43	46
Accrued liabilities (including $3 and $0 from VIEs, respectively)	147	121
Deferred revenue	49	29
Payroll and benefits liability	72	55
Liability for Marriott Rewards loyalty program	179	225
Deferred compensation liability	45	47
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $790 and $847 from VIEs, respectively)	793	850
Other (including $0 and $2 from VIEs, respectively)	80	76
Deferred taxes	67	78

Total Liabilities	1,594	1,712

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 34,415,985 and 33,845,700 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,113	1,117
Accumulated other comprehensive income	18	19
Retained earnings (deficit)	21	(2)

Total Equity	1,152	1,134

Total Liabilities and Equity	$2,746	$2,846

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	36 weeks ended
	September 7,	September 9,
	2012	2011
OPERATING ACTIVITIES
Net income	$23	$(186)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21	23
Amortization of debt issuance costs	5	3
Provision for loan losses	29	21
Share-based compensation	8	7
Deferred income taxes	(24)	(70)
Impairment charges	—	324
Impairment reversals on equity investment	(2)	(4)
Net change in assets and liabilities:
Accounts and contracts receivable	(15)	7
Notes receivable originations	(164)	(171)
Notes receivable collections	217	220
Inventory	63	78
Other assets	45	22
Accounts payable, advance deposits and accrued liabilities	(42)	19
Liability for Marriott Rewards loyalty program	(46)	(41)
Deferred revenue	20	(8)
Payroll and benefit liabilities	17	—
Deferred compensation liability	(2)	(1)
Other liabilities	4	5
Other, net	1	—

Net cash provided by operating activities	158	248

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(11)	(11)
Note collections	—	20
Proceeds from sale of property and equipment	3	1
Decrease (increase) in restricted cash	9	—

Net cash provided by (used in) investing activities	1	10

FINANCING ACTIVITIES
Borrowings from securitization transactions	238	—
Repayment of debt related to securitizations	(295)	(186)
Borrowings on Revolving Corporate Credit Facility	15	—
Repayment of Revolving Corporate Credit Facility	(15)	—
Repayment of third party debt	—	(2)
Proceeds from stock option exercises	4	—
Payment of withholding taxes on vesting of restricted stock units	(3)	—
Net distribution to Marriott International	—	(71)

Net cash used in financing activities	(56)	(259)

Effect of changes in exchange rates on cash and cash equivalents	(1)	—
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	102	(1)
CASH AND CASH EQUIVALENTS, beginning of period	110	26

CASH AND CASH EQUIVALENTS, end of period	$212	$25